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                                                                    Exhibit 99.1

NEWS RELEASE


                                                For Further Information Contact:
                                                Dickerson Wright, Chairman & CEO
                                                         U.S. Laboratories, Inc.
                                                                  (858) 715-5800

FOR IMMEDIATE RELEASE                                       James K. White
                                                    Kehoe, White & Company, Inc.
                                                                  (562) 437-0655
                                                             Kehoewhiteco@cs.com
                                                             -------------------



           U.S. LABORATORIES, INC. ANNOUNCES REDEMPTION OF WARRANTS PROCEEDS WILL BE USED TO PAY DOWN DEBT AND FINANCE GROWTH

     SAN DIEGO, CALIFORNIA, May 16, 2001 - U.S. Laboratories, Inc. (NASDAQ:USLB) announced today that its Board of Directors has called for redemption of all its Warrants to Purchase Common Stock (NASDAQ:USLBW). The 1,000,000 Warrants outstanding on May 16, 2001 represent approximately $7.8 million of new capital for the Company, should they all be exercised. Each Warrant will continue to be exercisable for one share of common stock at $7.80 until 5:00 p.m. (Eastern
Time) on June 18, 2001. After that time, the Warrants will no longer be exercisable, and holders will have the right to receive only the redemption price of $.01 per Warrant share.

     Dickerson Wright, Chairman and CEO of USLB commented, "The anticipated capital from the Warrant exercise will enable us to pay down our current line of credit and finance additional growth opportunities."

     The Company has named Roth Capital Partners, LLC to act as Warrant Solicitation Agent and to manage the Warrant exercise and redemption program.

     Questions and requests for information or assistance in connection with the Warrant exercise and redemption program should be directed to any of the following:

               Roth Capital Partners, LLC
               Aaron Gurewitz
               (949) 720-5703
               Fax:  (949) 720-7223

               U.S. Laboratories, Inc.
               MaryJo O'Brien
               (858) 715-5800
               Fax:  (858) 715-5811

     U.S. Laboratories, Inc. provides numerous quality-control specialty services to the construction, manufacturing and related engineering and architectural design industries. The Company has eight subsidiaries that are strategically located along the Pacific, Atlantic and Florida Gulf coasts and major markets within the Northeast and Southwest regions of the United States. Project assignments constitute all categories of construction and manufacturing from private commercial clients, public interest clients and public sector clients. The Company specializes in working with various municipalities of major metropolitan cities, energy and utility suppliers, nationally recognized corporations and a broad range of education and medical facilitators.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management and are subject to certain risks or uncertainties. The Company cautions readers of this press release that numerous factors could cause the Company's actual results, performance or achievements in 2001 and beyond to differ materially from the results, performance or achievements expressed in, or implied by, such forward-looking statements. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release. Such filings include, without limitation, the Company's Form 10-KSB, Form 10-QSB and Form 8-K reports.

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